                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Day International Group, Inc.

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-51839 of Day International Group, Inc. on Form S-4 of our reports dated February 17, 1998 (March 17, 1998, as to the effects of the issuance of Exchangeable Preferred Stock and Senior Subordinated Notes and the Consent Solicitation Statement described in Notes A and D) and August 17, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 17, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the references to us under the headings "Summary Historical and Pro Forma Financial Information," "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Dayton, Ohio
June 22, 1998